UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2007

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 15, 2007, Kana Software, Inc. (“KANA”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (“Roth Capital”) as placement agent, relating to the sale of up to an aggregate of 4,000,000 shares of KANA’s common stock, par value $0.001, at an initial price of $2.45 per share under a prospectus supplement filed with the SEC pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with a public offering pursuant to KANA’s shelf registration statement on Form S-3 (Registration No. 333-145742) (the “Offering”). A copy of the Placement Agency Agreement is attached hereto as Exhibit 1.01 and is incorporated herein by reference.

Roth Capital is acting as placement agent for the Offering and will receive placement fees equal to 6.5% of the gross proceeds received by KANA from the Offering; provided, however, Roth Capital will receive a placement fee equal to 3.25% of the gross proceeds in a sale to a certain investor or any of its affiliates.

Item 8.01.	Other Events.

On November 16, 2007, KANA issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
1.01	Placement Agency Agreement, dated November 15, 2007, by and between Kana Software, Inc. and Roth Capital Partners, LLC.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

99.01	Press Release issued by Kana Software, Inc. on November 16, 2007 announcing the pricing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson
Chief Financial Officer

Date: November 16, 2007

EXHIBIT INDEX

Number	Description
1.01	Placement Agency Agreement, dated November 15, 2007, by and between Kana Software, Inc. and Roth Capital Partners, LLC.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

99.01	Press Release issued by Kana Software, Inc. on November 16, 2007 announcing the pricing of the offering.